     As filed with the Securities and Exchange Commission on March 22, 2000.
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGSITRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            BLUESTONE SOFTWARE, INC.
             (Exact name of Registrant as Specified in Its Charter)

          DELAWARE                                             22-2964141
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

                            BLUESTONE SOFTWARE, INC.
                                300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113

                    (Address of Principal Executive Offices)

                         -------------------------------
                            BLUESTONE SOFTWARE, INC.
               1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                         -------------------------------
                            PAUL T. PORRINI, ESQUIRE
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            BLUESTONE SOFTWARE, INC.
                                300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113
                     (Name and Address of Agent for Service)
                                 (610) 915-5005
          (Telephone Number, including area code, of Agent for Service)

                                    copy to:

                          MICHAEL P. GALLAGHER, ESQUIRE
                               PEPPER HAMILTON LLP
                         1235 WESTLAKES DRIVE, SUITE 400
                                BERWYN, PA 19312


                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES TO           AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING          AMOUNT OF
    BE REGISTERED               REGISTERED(1)         SHARE                 PRICE             REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001    3,459,672         $52.50(2)          $181,632,780(2)             $47,952
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------



----------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable by reason of any stock dividend, stock, split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and the low sales price per share of the common stock of Bluestone Software, Inc. on March 21, 2000 as reported by the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents to be given to participants in the 1996 Incentive and Non-Qualified Stock
Option Plan in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         On October 6, 1999, Bluestone Software, Inc. (the "Registrant") filed a Registration Statement ("First Registration Statement") on Form S-8 (File No. 333-88547) covering 3,290,328 shares of Registrant's common stock issuable pursuant to its 1996 Incentive and Non-Qualified Stock Option Plan. This Registration Statement is being filed for the purpose of registering
3,459,672 additional shares of Registrant's common stock for issuance under the Plan. Pursuant to the General Instruction E to Form S-8, the contents of the First Registration Statement are incorporated by reference into this Registration Statement.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:



Exhibit Number          Description
--------------          -----------
5                       Opinion of Pepper Hamilton LLP.

23.1                    Consent of Arthur Andersen LLP.

23.2                    Consent of Pepper Hamilton LLP (included in Exhibit 5).

24 Power of Attorney (included on the Signature Page of this Registration Statement).

99                      Bluestone Software, Inc. 1996 Incentive and
                        Non-Qualified Stock Option Plan, as amended and restated
                        (incorporated by reference to Annex A of the Registrant's definitive proxy statement filed on January
                        14, 2000).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania on the date indicated.


                                  BLUESTONE SOFTWARE, INC.


Date: March 22, 2000              By: /s/ P. Kevin Kilroy
                                      ------------------------------
                                      P. Kevin Kilroy, President and
                                      Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints P. Kevin Kilroy and S. Craig Huke and each of them, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8 and other registration statements related to this Form S-8 by virtue of General Instruction E thereto, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated and on the 22nd day of March, 2000.

NAME                           TITLE

/s/ P. Melan Baiada            Chairman of the Board of Directors
-----------------------
P. Melan Baiada

/s/ P. Kevin Kilroy            President and Chief Executive Officer and
------------------------       Director (Principal Executive Officer)
P. Kevin Kilroy

/s/ S. Craig Huke              Senior Vice President and Chief Financial
------------------------       Officer (Principal Financial and Accounting
S. Craig Huke                  Officer)

/s/ Gregory M. Case            Director
------------------------
Gregory M. Case

/s/ William C. Hulley          Director
------------------------
William C. Hulley

/s/ Andrew J. Filipowski       Director
------------------------
Andrew J. Filipowski

/s/ Paul E. Blondin            Director
------------------------
Paul E. Blondin

                                  EXHIBIT INDEX


Exhibit Numbers             Description
---------------             -----------
5                           Opinion of Pepper Hamilton LLP.

23.1                        Consent of Arthur Andersen LLP.
